EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139270 on Form S-8 of America’s Car-Mart, Inc. of our report dated October 1, 2008, relating to our audits of the financial statements, which appear in the Annual Report on Form 11-K of America’s Car-Mart, Inc. 401(k) Plan for the year ended December 31, 2007.

\s\ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Fayetteville, Arkansas
October 1, 2008